UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2008

DYNAMIC APPLICATIONS, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-148664 (Commission File Number)	98-0573566 (IRS Employer Identification No.)

c/o Amir Elbaz
46 Techelet Street
Modiin, Israel 71700
(Address of Principal Executive Offices, Zip Code)

Phone number: 011-972 (3) 9787116
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01- Entry into a Material Definitive Agreement

Elbaz’s Employment Agreement

Effective November 1, 2008, Dynamic Applications Corp., a Delaware corporation (the “Registrant”) entered into an Employment Agreement with Mr. Amir Elbaz (“Elbaz Agreement”), which engaged Mr. Elbaz on a full time basis as its President and Chief Executive Officer, who will supervise and manage all aspects of the Registrant’s operations. Pursuant to Elbaz Agreement, Mr. Elbaz will receive an annual salary of $180,000 during the three-year term, commencing on November 1, 2008, payable in monthly installments on the last day of each month.

The Registrant has agreed to issue to Mr. Elbaz, on or before January 7, 2009, two million two hundred thousand shares of its common stock and an employee stock option to purchase one million one hundred thousand shares of the Registrant’s common stock at an exercise price of $.01 per share. Two hundred seventy five thousand (275,000) shares granted by the employee stock option will vest on the first anniversary of the Elbaz Agreement and continue for three subsequent anniversaries, subject to Elbaz’s continued employment at the end of each anniversary. In the event of termination of Elbaz employment with the Registrant, for any reason excluding termination for cause, the employee stock option will be immediately vested in full and exercisable as of the date of termination.

In addition, the Registrant has agreed to issue to Mr. Elbaz, on or before January 7, 2009, an employee performance stock option to purchase one million one hundred thousand shares of the Registrant’s common stock at an exercise price of $1.00 per share. Two hundred seventy five thousand (275,000) shares granted by the employee performance stock option will vest on the fifth anniversary of the Elbaz Agreement and continue for three subsequent anniversaries, subject to Elbaz’s continued employment at the end of each anniversary. In the event of termination of Elbaz employment with the Registrant, for any reason excluding termination for cause, all employee performance option will be immediately vested in full and exercisable as of the date of termination.

In the event of change of control of the Registrant during Elbaz’s employment with the Registrant, the employee performance stock option will be accelerated and become vested in full and exercisable as of the date of signing a definitive agreement for the acquisition of the Registrant.

Zwebner’s Employment Agreement

Effective on November 1, 2008, the Registrant entered into an Executive Employment Agreement with Mr. Asher Zwebner (“Zwebner Agreement”), which engaged Mr. Zwebner as its Chief Financial Officer who will perform the operational and financial management of the Registrant. Pursuant to Zwebner Agreement, Mr. Zwebner will receive $2,000 per month during the one-year term, commencing on November 1, 2008 and ending on October 31, 2009. If Zwebner agreement is terminated for any reason by either party during the term, Mr. Zwebner will be entitled to the base salary as if Zwebner Agreement expired at the end of the one year term.

In addition to his monthly salary, Mr. Zwebner is entitled to receive prompt reimbursements for all normal and reasonable expenses incurred while performing services as Chief Financial Officer of the Registrant.

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 1, 2008, Eyal Rosenberg resigned from his positions as director, President, Chief Executive Officer of the Registrant, effective as of such date. On the same date, Eliezer Broideh resigned from his position as director and Secretary of the Registrant.

Simultaneously with the acceptance of the Messrs Rosenberg and Broideh’s resignations, the Board of Directors of the Registrant (the “Board”) appointed Amir Elbaz as a director, Chairman of the Board of Directors, Chief Executive Officer and President of the Registrant, effective immediately, to serve at the discretion of the Board, until his successor is duly appointed and qualified.

The Board appointed Asher Zwebner as Chief Financial Officer of the Registrant, effective immediately, to serve at the discretion of the Board, until his successor is duly appointed and qualified.

The Board also appointed Eliran Almog as a member of the Board, effective immediately, to serve until his successor is duly appointed and qualified.

Amir Elbaz, age 32, served as the Executive Vice President & Chief Financial Officer of Lithium Technology Corporation (LTC) until October 2008. Mr. Elbaz joined LTC in 2006 to oversee the finances, reporting, as well as business ventures.

Prior to LTC, Mr. Elbaz served as a director of Prime Capital Investments, BV, a Dutch venture firm (2005-2006), during which he took an active management role and business development at DreamTank LLC and UVU, Inc.

From 2004 to 2005, Mr. Elbaz served as Vice President of Corporate Finance at Cornell Capital Partners, LP. In that position Mr. Elbaz sourced, structured and managed investments in more than dozen public and private companies. Previous to joining Cornell Capital, Mr. Elbaz served for several years as an Analyst with the Economic Department in the Procurement Mission of the Israeli Ministry of Defense in New York City. In that capacity Mr. Elbaz co-headed multi-million dollar negotiations with first tier technology companies, and was in charge of the financial aspects of the day-to-day operations.

Mr. Elbaz holds B.A. from the University of Haifa, Israel, and an MBA in Finance & Investments from Bernard Baruch College, CUNY, New York. Mr. Elbaz is a member of the board of directors of LTC and served in the boards of few technology companies.

Asher Zwebner, age 45, has served as the chief financial officer of PCMT Corporation since October 18, 2007. PCMT Corporation is a Delaware corporation and a development stage company that executed an agreement, on April 30, 2008, pursuant to which it will acquire all of the share capital of Suspect Detection Systems, Ltd., an Israeli developer of proprietary technologies for law enforcement and border control. Since January 1, 2007 Mr. Zwebner has also served as the chief financial officer of SinoBiomed Inc., a Delaware corporation that is engaged in the Chinese biopharmaceutical industry. PCMT Corporation and SinoBiomed Inc. are not affiliated with the Registrant. Mr. Zwebner served as a director of SinoBiomed Inc. from November 2004 until October 2006. Since May 2002 Mr. Zwebner has also served as the chief financial officer of ForexManage Ltd., a private hi-tech developer of Internet-based foreign exchange and risk management solutions based in Israel. Prior to that, Mr. Zwebner served as the chief financial officer of SMC Ventures.com and Britannica.com, both private companies located in Israel. From 2000 through 2002, Mr. Zwebner served as a consultant for SMC Ventures, a strategic services firm which provides business consulting services for startup and established companies. From 1995 through 2000 Mr. Zwebner was a senior manager at Kost Forer & Gabbay (a member of Ernst and Young Global). Mr. Zwebner is a certified public accountant in Israel and in the United States, and received a bachelor's degree in accounting and finance from Touro College in 1988.

Eliran Almog, age32, a former Israeli Air Force pilot with over 10 years of organizational leadership experience in Israel and the United States, is currently a member of our Board of Directors.Currently, Mr. Almog serves as a Marketing Manager in ooVoo, a video chat company based in NYC. Prior to joining ooVoo in 2008, he served as a Vice President of Business Development in Didiom (2007), a mobile music early stage start-up, responsible for new market and licensing initiatives, as well as for identifying, expanding and overseeing Didiom's strategic partnerships worldwide. In 2006, Mr. Almog held a senior role with the procurement department of the Israeli Ministry of Defense in New York. He was responsible for government contracts, multi-million dollar purchasing deals, vendor management, market research and financial modeling. Prior to relocating to the United States in late 2005, Eliran served in the capacity of deputy squadron commander in the Israeli Air Force (1996-2005) holding a rank of a Major. During which time he supervised over 200 officers and soldiers while managing day-to-day operations and training programs with sizeable annual budgets. Mr. Almog earned an MBA from the Babson Graduate School of Business in Massachusetts, and a B.Sc. in Political Science and Geography from Haifa University in Israel.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.      Not applicable
(b) Pro forma financial information.   Not applicable
(c) Exhibits

Exhibits

10.2	Employment Agreement dated November 1, 2008 by and between Dynamic Applications Corp and Amir Elbaz.
10.3	Employment Agreement dated October 27, 2008, by and between Dynamic Applications Corp and Asher Zwebner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC APPLICATIONS, CORP.

By: /s/ Amir Elbaz

Date: November 19, 2008	Name: Amir Elbaz Title: President and Chief Executive Officer